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                                                                   Exhibit 99.1


                          PRELIMINARY PROXY MATERIALS

                              NINE WEST GROUP INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON , , 1999

     The undersigned stockholder of Nine West Group Inc. ('Nine West'), revoking
all prior proxies, hereby appoints     and      , or any of them acting singly,
proxies, with full power of substitution, to vote all shares of capital stock of Nine West which the undersigned is entitled to vote at the special meeting of
stockholders to be held at      , on      ,      , 1999, beginning at 10:00
a.m., local time, and at any adjournments thereof, upon matters set forth in the
Notice of Special Meeting dated      , 1999, and the related proxy
statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned affirmatively indicates the intention of the undersigned to vote the shares represented by this proxy in person before the exercise of this proxy.

     THIS PROXY IS SOLICITED ON BEHALF OF THE NINE WEST BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)

                        (Please fill in the appropriate boxes on the other side)






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(Continued from other side)
                          PRELIMINARY PROXY MATERIALS

                              NINE WEST GROUP INC.

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

   1. To adopt the Agreement and Plan of Merger dated as of March 1, 1999, among Jones Apparel Group, Inc., Nine West Group Inc. and Jill Acquisition Sub Inc., a wholly owned subsidiary of Jones Apparel Group, Inc.

                       [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.
DATED _____________________ , 1999

Signature of Stockholder(s)
__________________________________
__________________________________

    Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

    If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

                Mark here if you plan to attend the meeting  [ ]

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